UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[X]	Definitive Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

VERUS INTERNATIONAL, INC.

(Name of Registrant As Specified In Charter)

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[ ]		Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]		Fee paid previously with preliminary materials

[ ]		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VERUS INTERNATIONAL, INC.

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Gaithersburg, Maryland

January 31, 2019

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Verus International, Inc., a Delaware corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (the “Corporate Actions”) taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1. Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to (i) increase the number of authorized shares of Common Stock of the Company to 7,500,000,000 shares from 1,500,000,000 shares and (ii) decrease the par value of the Common Stock and preferred stock to $0.000001 from $0.001 per share; and

2. Grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-2 up to 1-for-400 (the “Reverse Stock Split”), provided that, (X) that the Corporation shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-400, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date (as defined herein).

The purpose of this Information Statement is to notify our stockholders that on January 11, 2019, stockholders holding a majority of the voting power of our issued and outstanding shares of voting stock, executed a written consent approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Delaware law and the Company’s Certificate of Incorporation and Amended and Restated Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our common and preferred stock of record at the close of business on January 11, 2019, are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of our securities of record as of January 11, 2019, on or about February 5, 2019. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chairman of the Board

VERUS INTERNATIONAL, INC.

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

INFORMATION STATEMENT

GENERAL INFORMATION

Verus International, Inc. (the “Company”) is a Delaware corporation with its principal executive offices located at 9841 Washingtonian Boulevard, #390, Gaithersburg, MD 20878. The Company’s telephone number is (301) 329-2700. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the board of directors (the “Board of Directors”) to notify them about certain actions that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the Stockholders. The action was taken on January 11, 2019, and will be effective on a date that is at least 20 days after the mailing of this Information Statement.

On January 11, 2019, the Board of Directors and the Stockholders holding a majority of the Company’s outstanding voting capital stock approved, by written consent in lieu of a meeting, the below-mentioned actions. Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the actions.

January 11, 2019 is the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Stockholders of the Company to notify such Stockholders of the following action to be taken on or about February 25, 2019 (the “Corporate Actions”):

1. Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to (i) increase the number of authorized shares of Common Stock of the Company to 7,500,000,000 shares from 1,500,000,000 shares and (ii) decrease the par value of the common stock and preferred stock to $0.000001 from $0.001 per share; and

2. Grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-2 up to 1- for-400 (the “Reverse Stock Split”), provided that, (X) that the Corporation shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-400, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date.

Pursuant to Rule 14c-2 under the Exchange Act, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders. This Information Statement will serve as written notice to Stockholders pursuant to the Delaware General Corporation Law (“DGCL”).

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our securities held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of the Corporate Actions taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding voting capital stock have voted in favor of the Corporate Actions as outlined in this Information Statement, which action will be effective on a date that is at least 20 days after the mailing of this Information Statement.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. Stockholders as of the close of business on the Record Date that held the authority to cast votes in excess of fifty percent (50%) of the Company’s outstanding voting power have voted in favor of the Corporate Actions. Under the DGCL, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s outstanding voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 1,499,000,000 shares of Common Stock, 44,570,101 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and 455,801 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”). Each share of Series A Preferred Stock is entitled to cast five one hundredths of one (0.05) vote on matters submitted to the holders of Common Stock and each share of Series C Preferred Stock is entitled to cast ten thousand (10,000) votes on matters submitted to the holders of Common Stock.

WHAT CORPORATE MATTERS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?

Stockholders holding a majority of our outstanding voting securities have voted in favor of the following proposals:

1. Approve an amendment to the Company’s Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock of the Company to 7,500,000,000 shares from 1,500,000,000 shares and (ii) decrease the par value of the Common Stock and preferred stock to $0.000001 from $0.001 per share; and

2. Grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-2 up to 1-for-400 (the “Reverse Stock Split”), provided that, (X) that the Corporation shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-400, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date.

WHAT VOTE IS REQUIRED TO APPROVE THE CORPORATE ACTIONS?

No further vote is required for approval of the Corporate Actions.

WHO IS PAYING THE COST OF THIS INFORMATION STATEMENT?

We will pay for preparing, printing and mailing of this information statement. Our costs are estimated at approximately $10,000.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 1,625,000,000 shares of capital stock, 1,500,000,000 of which are authorized as Common Stock and 125,000,000 are authorized as preferred stock of which (i) 120,000,000 are authorized as Series A Preferred Stock and (ii) 1,000,000 are authorized as Series C Preferred Stock. As of the Record Date, 1,499,000,000 shares of Common Stock, 44,570,101 shares of Series A Preferred Stock and 455,801 shares of Series C Preferred Stock were issued and outstanding.

Each share of outstanding Common Stock is entitled to one vote on matters submitted to the Stockholders. Each share of Series A Preferred Stock is entitled to cast five one hundredths of one (0.05) vote on matters submitted to the Stockholders. Each share of Series C Preferred Stock is entitled to cast ten thousand (10,000) votes on matters submitted to the Stockholders.

The following Stockholders voted in favor of the Corporate Actions:

Series A Preferred Stock Votes

Name	Number of Votes	Percentage of Total Votes (1)

Anshu Bhatnagar	5,000	0.22%
Monaker Group, Inc.	44,470,101	99.78%
TOTAL	44,475,101	100%

(1)	Percentage based upon 44,570,101 shares of Series A Preferred Stock issued and outstanding as of the Record Date.

Series C Preferred Stock Votes

Name	Number of Votes	Percentage of Total Votes (1)

Anshu Bhatnagar	3,958,010,000	86.84%
TOTAL	3,958,010,000	86.84%

(1)	Percentage based upon 455,801 shares of Series C Preferred Stock issued and outstanding as of the Record Date.

Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on February 25, 2019.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s securities held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to Stockholders pursuant to the laws of the State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date:

●	by each person who is known by us to beneficially own more than 5% of our Common Stock;

●	by each of our officers and directors; and

●	by all of our officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Verus International, Inc., 9841 Washingtonian Boulevard, #390, Gaithersburg, MD 20878.

NAME OF OWNER	NUMBER OF SHARES OWNED (1)		PERCENTAGE OF COMMON STOCK (2)	PERCENTAGE OF VOTING SECURITIES (3)
Anshu Bhatnagar	39,680,100	(4)	2.65%	65.32%
Michael O’ Gorman	0		0%	0%
Thomas Butler Fore	0		0%	0%
Officers and Directors as a Group (3 persons)	39,680,100		2.65%	65.32%

* less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 1,499,000,000 shares of Common Stock issued and outstanding as of the Record Date.

(3) Each share of Common Stock is entitled to cast 1 vote per share on all matters submitted to holders of Common Stock. Each share of Series A Preferred Stock is entitled to cast 0.05 vote per share on matters submitted to the holders of Common Stock. Each share of Series C Preferred Stock is entitled to cast 10,000 votes per share on matters submitted to the holders of Common Stock.

(4) Represents (i) 100,000 shares of Common Stock underlying Series A Preferred Stock and (ii) 39,580,100 shares of Common Stock underlying Series C Preferred Stock.

PROPOSAL 1:

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK TO 7,500,000,000 SHARES FROM 1,500,000,000 SHARES

On January 11, 2019, the Board of Directors and the Stockholders holding a majority of the Company’s outstanding voting capital stock approved, by written consent in lieu of a meeting, an amendment to the Company’s Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock of the Company to 7,500,000,000 shares from 1,500,000,000 shares (the “Increase in Authorized”) and (ii) decrease the par value of the Common Stock and preferred stock to $0.000001 from $0.001 per share (the “Decrease in Par Value”). The Increase in Authorized and Decrease in Par Value will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of Delaware (the “Amendment”); provided, however, that the Corporate Action will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our Stockholders.

The form of Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this Information Statement (subject to any changes required by applicable law).

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current Stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This Common Stock increase and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this Amendment.

Reasons for the Increase in Authorized

The Board believes that the availability of additional authorized shares of Common Stock is required for reasons including, but not limited to, the following:

●	in order to avoid defaulting upon its obligations, the Company must satisfy certain covenants in its debt instruments which, among other things, require that the Company maintain a certain reserve of authorized, but unissued shares of Common Stock;

●	certain of the Company’s debt instruments and preferred stock are convertible into shares of the Company’s Common Stock. Therefore, the Company must maintain a sufficient amount of authorized, but unissued shares of Common Stock adequate to issue shares of Common Stock upon the conversion of its outstanding convertible debt instruments and preferred stock; and

●	the additional authorized shares of Common Stock will provide the Company with additional flexibility to issue Common Stock for a variety of general corporate purposes as the Board may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

Reasons for the Decrease in Par Value

Our authorized capital currently has a par value of $0.001 per share. In recent years, we have issued convertible notes in order to fund our operating costs and current business plan. Although these debt financings provided us with necessary working capital, it obligated us to issue shares of our Common Stock at a discount to the quoted over-the-counter price of our Common Stock. Due to low quoted price of our Common Stock, at times the conversion price under the convertible notes is less than the current par value of our Common Stock. Since stock cannot be issued by us at less than par value under Delaware law, our inability to honor those conversion requests could put us in breach of our obligations under our outstanding convertible notes. As a result, our Board of Directors and Stockholders owning a majority of our voting capital approved the Decrease in Par Value in order to allow us to honor the conversion requests by the holders of our convertible notes pursuant to the terms of such notes. We believe the Decrease in Par Value will provide a sufficient cushion to allow us to honor the conversion terms of our outstanding convertible notes for the foreseeable future. In addition, we believe that the Decrease in Par Value may also aid in reducing the our Delaware annual franchise taxes that we pay due to the calculation being partially based in part upon the par value of our authorized capital stock.

Effects of the Amendment

Following the filing of the Amendment with the Delaware Secretary of State, we will have the authority to issue 6,000,000,000 additional shares of Common Stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our Board of Directors. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company. In addition, the Amendment could have a number of effects on the Company’s Stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent Stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. The Amendment has been prompted by business and financial considerations. The Amendment will not change the number of shares of Common Stock issued, nor will it have any immediate dilutive effect or change the rights of current holders of the Company’s Common Stock.

Following the filing of the Amendment with the Delaware Secretary of State, our par value will decrease to $0.000001 per share from $0.001 per share. The Decrease in Par Value will have not have any effect on the shares of our Common Stock that are currently authorized and issued; however, it will allow us to issue shares of our capital stock at lower per share prices then we were able to without decreasing the par value of our capital stock, meaning we will be allowed to issue more shares of our capital stock.

The issuance of any additional shares of Common Stock as a result of the Increase in Authorized or Decrease in Par Value may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of the Company’s Common Stock.

Procedure for Implementing the Amendment

The increase in authorized Common Stock will become effective upon the filing or such later time as specified in the filing of the Amendment with the Delaware Secretary of State. The form of the Amendment is attached hereto as Appendix A. The exact timing of the filing of the Amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

PROPOSAL 2:

GRANT OF AUTHORITY FOR A REVERSE SPLIT OF

THE COMPANY’S COMMON STOCK

On January 11, 2019, the Board of Directors of the Company adopted resolutions to effect the Reverse Stock Split of our issued and outstanding Common Stock, as described below. The Stockholders approved the Reverse Stock Split by written consent in lieu of a meeting on January 11, 2019.

The form of Certificate of Amendment to be filed with the Delaware Secretary of State is set forth as Appendix B to this Information Statement (subject to any changes required by applicable law and provided that, since Proposal Nos. 1 and 2 will result in changes to the Certificates of Incorporation, the Company may file one or more amendments with the Delaware Secretary of State to effect multiple approved proposals).

Approval of the proposal would permit (but not require) our Board of Directors to effect one or more reverse stock splits of our issued and outstanding Common Stock by a ratio of not less than one-for-two and not more than one-for-four hundred, with the exact ratio to be set at a number within this range as determined by our Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the Reverse Stock Split and such amendment is filed with the appropriate authorities in the State of Delaware no later than one year after the Record Date. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds one-for-four hundred. We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

●	the initial or continuing listing requirements of various stock exchanges;
●	the historical trading price and trading volume of our Common Stock;
●	the number of shares of our Common Stock issued and outstanding;
●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and
●	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than two and no more than four hundred shares of existing Common Stock, as determined by our Board of Directors, will be combined into one share of Common Stock. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceed one-for-four hundred. The Company shall pay stockholders the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined. The amendment to our Certificate of Incorporation to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make the Common Stock more attractive to certain institutional investors which would provide for a stronger investor base and decrease our Delaware annual franchise tax which may be calculated based upon the number of issued shares.

Reducing the number of issued shares of Common Stock should, absent other factors, may increase the per share market price of the Common Stock. The Company believes the Reverse Stock Split will make its Common Stock more attractive to a broader range of investors, as it believes that the current market price of the Common Stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make the Common Stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Splits, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Splits or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In addition, as a Delaware corporation, we are required to pay an annual Delaware franchise tax which is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. We believe that a decrease in the number of outstanding shares as a result of the Reverse Stock Split may decrease our annual Delaware franchise tax liability; however, no assurance can be given that the decrease in outstanding shares will decrease our annual Delaware franchise tax liability.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State. The form of the Certificate of Amendment to our Certificate of Incorporation is attached hereto as Appendix B. The exact timing of the filing of the Certificate of Amendment that will effect the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment to the Company’s Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a Certificate of Amendment effecting the Reverse Stock Split has not been filed with the Delaware Secretary of State within one year from the Record Date, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of two and a maximum of four hundred shares in aggregate of existing Common Stock will be combined into one new share of Common Stock. Based on 1,499,000,000 shares of Common Stock issued as of the Record Date, immediately following the Reverse Stock Split the Company would have 749,500,000 shares of Common Stock issued if the ratio for the Reverse Stock Split is 1-for-2, 7,495,000 shares of Common Stock issued if the ratio for the reverse split is 1-for-200, and 3,747,500 shares of Common Stock issued if the ratio for the reverse split is 1-for-50, which is the aggregate ratio allowed under this proposal. Any other ratios selected within such range would result in a number of shares of Common Stock issued and outstanding following the transaction between 749,500,000 and 3,747,500 shares.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio and the number of reverse stock splits, if any, that are ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Unless we simultaneously list our Common Stock on an exchange, bid and ask prices for our Common Stock will continue to be quoted on the OTC Pink under the symbol “VRUS”. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares issued may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s Common Stock under the Company’s Certificate of Incorporation; however, a separate proposal approved by the Stockholders approved an amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock to 7,500,000,000 from 1,500,000,000 shares. (See Proposal No. 1) Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Currently, under our Certificate of Incorporation, our authorized capital stock consists of 1,500,000,000 shares of Common Stock. The Company intends to use its authorized but unissued shares of Common Stock to comply with conversions pursuant to its outstanding convertible notes and preferred stock. In addition, the Company may use its authorized but unissued shares of Common Stock for future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that the Company’s stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, the Company does not expect to issue certificates representing fractional shares. The Board of Directors will arrange for the disposition of fractional interests by stockholders entitled thereto by paying, in cash, the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

If the Board of Directors determines to pay, in cash, the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the Board of Directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the volume weighted average price of the Common Stock as reported on The OTC Pink Market, or other principal market of the Common Stock, as applicable, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board of Directors determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except the right to receive the cash payment, as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share; however, a separate proposal approved by the Stockholders approved an amendment to our Certificate of Incorporation to decrease our par value to $0.000001 from $0.001 per share. (See Proposal No. 1) As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet, on aggregate, will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended October 31, 2017 (the “Annual Report”), as filed with the SEC, excluding exhibits, is being mailed to Stockholders with this Information Statement. We will furnish any exhibit to our Annual Report free of charge to any stockholder upon written request to the Company at 9841 Washingtonian Boulevard, #390, Gaithersburg, MD 20878, Attn: CEO. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s voting securities.

STOCKHOLDER PROPOSALS

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 9841 Washingtonian Boulevard, #390, Gaithersburg, MD 20878, Attn: CEO, or call the Company at (301) 329-2700 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors

/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer and Chairman of the Board

Gaithersburg, MD
January 31, 2019

APPENDIX A

Certificate of Amendment

of

Amended and Restated Certificate of Incorporation

of

Verus International, Inc.

Under Section 242 of the Delaware General Corporation Law

Verus International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by replacing Article FOURTH in its entirety with the following:

ARTICLE IV

“4.01 Authorized Capital Stock. The total number of shares of stock the Company is authorized to issue shall be seven billion six hundred twenty five million (7,625,000,000) shares. This stock shall be divided into two classes to be designated as “Common Stock” and “Preferred Stock”.

4.02 Common Stock. The total number of authorized shares of Common Stock shall be seven billion five hundred million (7,500,000,000) shares with par value of $0.000001 per share.

4.03 Preferred Stock. The total number of authorized shares of Preferred Stock shall be one hundred twenty five million (125,000,000) shares with par value of $0.000001 per share. The board of directors of the Company is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.”

SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this __ day of ________, 20___

Anshu Bhatnagar, CEO

APPENDIX B

Certificate of Amendment

of

Amended and Restated Certificate of Incorporation

of

Verus International, Inc.

Under Section 242 of the Delaware General Corporation Law

Verus International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following to the end of Article FOURTH:

ARTICLE IV

“Effective as of [  ] a.m., local time on [  ], 20__ (the “Amendment Effective Time”), every ________ ( ) shares of the Company’s Common Stock (the “Old Common Stock”) then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock of the Company (the “Reverse Stock Split”). No fractional shares shall be issued upon the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay an amount in cash, without interest, equal to the fair value of such fractional interest.”

SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this __ day of ________, 20__

Anshu Bhatnagar, CEO